UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	001-39309	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Platform Way South , Suite 2300, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $1.00	PNFP	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B)	PNFPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders

On November 6, 2025, Pinnacle Financial Partners, Inc. (“Pinnacle”) held a special meeting of shareholders (the “Special Meeting”) in connection with the proposed simultaneous mergers of Pinnacle and Synovus Financial Corp. (“Synovus”) with and into Steel Newco Inc., a newly formed Georgia corporation jointly owned by Pinnacle and Synovus (“Newco” and collectively, the “Merger”), pursuant to that certain Agreement and Plan of Merger, dated as of July 24, 2025, by and among Pinnacle, Synovus, and Newco (the “Merger Agreement”). At the Special Meeting, Pinnacle’s shareholders considered three matters related to the Merger, each of which is described more fully in the joint proxy statement/prospectus of Pinnacle and Synovus, dated as of September 30, 2025 (the “Joint Proxy Statement/Prospectus”), as supplemented by certain Pinnacle filings prior to the date of the Special Meeting.

At the close of business on September 26, 2025, the record date for the Special Meeting, there were 77,559,967 shares of common stock, par value $1.00 per share, of Pinnacle (“Pinnacle common stock”) outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 61,558,911 shares of Pinnacle common stock were represented in person or by proxy, which represented 79.37% of the shares of Pinnacle common stock outstanding and entitled to vote at the Special Meeting, constituting a quorum to conduct business.

The vote results on the matters presented at the Special Meeting are set forth below.

Item 1 – Pinnacle merger proposal. A proposal to approve the Merger Agreement, pursuant to which, on the terms and subject to the conditions thereof, each of Pinnacle and Synovus will simultaneously merge with and into Newco, was approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,781,228	4,002,574	755,109	—

Item 2 – Pinnacle compensation proposal. A proposal to approve, on an advisory (non-binding) basis, the Merger-related compensation payments that will or may be paid to Pinnacle’s named executive officers in connection with the Merger was not approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,158,672	40,312,983	1,087,256	—

Approval of the Pinnacle compensation proposal is not a condition to completion of the Merger, and the vote with respect to such proposal was advisory only and will not be binding on Pinnacle.

Item 3 – Pinnacle adjournment proposal. A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Pinnacle merger proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided was approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,437,995	6,313,200	807,716	—

Because there were sufficient votes to approve the Pinnacle merger proposal, no adjournment of the Special Meeting was determined to be necessary or appropriate, and accordingly, the Special Meeting was not adjourned and proceeded to conclusion.

Item 7.01.     Regulation FD Disclosure.

On November 6, 2025, Pinnacle and Synovus issued a joint press release announcing the results of the Special Meeting and the results of the special meeting of Synovus’ shareholders also held on November 6, 2025 (the “Synovus Special Meeting”). A copy of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.
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Pinnacle and Synovus provided supplemental information regarding the proposed transaction in connection with announcing the results of the Special Meeting and the Synovus Special Meeting. A copy of the joint informational presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.
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Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
99.1	Joint Press Release, dated November 6, 2025
99.2	Joint Informational Presentation of Pinnacle Financial Partners, Inc. and Synovus Financial Corp., dated November 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                        PINNACLE FINANCIAL PARTNERS, INC.

                        By: /s/ Harold R. Carpenter
                    Name: Harold R. Carpenter
                         Title:    Executive Vice President and Chief Financial Officer

Date:    November 6, 2025